Exhibit 99.1

Important Information

In connection with the proposed business combination between PEDEVCO Corp. (“PEDEVCO”) and Dome Energy, Inc., a wholly-owned subsidiary of DOME Energy AB (“Dome”), PEDEVCO currently intends to file a registration statement containing a proxy statement/prospectus with the Securities and Exchange Commission (the “SEC”). This communication is not a substitute for any proxy statement, registration statement, proxy statement/prospectus or other document PEDEVCO may file with the SEC in connection with the proposed transaction. Prospective investors are urged to read the registration statement and the proxy statement/prospectus, when filed as it will contain important information. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of PEDEVCO and Dome (as applicable). Prospective investors may obtain free copies of the registration statement and the proxy statement/prospectus, when filed, as well as other filings containing information about PEDEVCO, without charge, at the SEC’s website (www.sec.gov). Copies of PEDEVCO’s SEC filings may also be obtained from PEDEVCO without charge at PEDEVCO’s website (www.pacificenergydevelopment.com) or by directing a request to PEDEVCO at (855) 733-3826. This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

INVESTORS SHOULD READ THE PROSPECTUS/PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

Participants in Solicitation

PEDEVCO and its directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies in respect of the proposed merger. Information regarding PEDEVCO’s directors and executive officers is available in PEDEVCO’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 31, 2015 and PEDEVCO Corp.’s definitive proxy statement on Schedule 14A, filed with the SEC on May 16, 2014. Additional information regarding the interests of such potential participants will be included in the registration statement and proxy statement/prospectus to be filed with the SEC by PEDEVCO and Dome in connection with the proposed combination transaction and in other relevant documents filed by PEDEVCO with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.